PURCHASE AND ASSUMPTION AGREEMENT

                                 by and between

                                   FIRST BANK

                                       and

                                  BANK OF DAVIE


                                   Dated as of
                                 August 22, 2000

                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I

                       TRANSFER OF ASSETS AND LIABILITIES

Section 1.1    Transferred Assets.............................................1
Section 1.2    Purchase Price.................................................2
Section 1.3    Deposit Liabilities............................................3
Section 1.4    Loans Transferred..............................................7
Section 1.5    Safe Deposit Box Business......................................8
Section 1.6    Employee Matters...............................................9
Section 1.7    Records and Data Processing...................................10
Section 1.8    Security and Insurance........................................11
Section 1.9    Taxes and Fees; Proration of Certain Expenses.................11
Section 1.10   Property Matters..............................................11

                                   ARTICLE II

                           CLOSING AND EFFECTIVE TIME

Section 2.1    Effective Time................................................14
Section 2.2    Closing.......................................................15
Section 2.3    Post-Closing Adjustments......................................17

                                   ARTICLE III

                                 INDEMNIFICATION

Section 3.1    Seller's Indemnification of Purchaser.........................17
Section 3.2    Purchaser's Indemnification of Seller.........................18
Section 3.3    Claims for Indemnity..........................................18
Section 3.4    Limitations on Indemnification................................18

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1    Corporate Organization........................................19
Section 4.2    No Violation..................................................19
Section 4.3    Corporate Authority...........................................19
Section 4.4    Enforceable Agreement.........................................19
Section 4.5    No Brokers....................................................19
Section 4.6    Personal Property.............................................19
Section 4.7    Real Property.................................................20

Section 4.8    Condition of Property.........................................20
Section 4.9    Loans  20
Section 4.10   Limitation of Representations and Warranties..................20

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 5.1    Corporate Organization........................................21
Section 5.2    No Violation..................................................21
Section 5.3    Corporate Authority...........................................21
Section 5.4    Enforceable Agreement.........................................21
Section 5.5    No Brokers....................................................21

                                   ARTICLE VI

            OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME

Section 6.1    Full Access...................................................21
Section 6.2    Delivery of Magnetic Media Records............................22
Section 6.3    Application for Approval to Effect Purchase of Assets and
               Assumption of Liabilities.....................................22
Section 6.4    Conduct of Business; Maintenance of Properties................22
Section 6.5    No Solicitation by Seller.....................................23
Section 6.6    Further Actions...............................................23
Section 6.7    Fees and Expenses.............................................23
Section 6.8    Breaches with Third Parties...................................23
Section 6.9    Insurance.....................................................23
Section 6.10   Public Announcements..........................................23
Section 6.11   Tax Reporting.................................................24

                                   ARTICLE VII

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

Section 7.1    Representations and Warranties True...........................24
Section 7.2    Obligations Performed.........................................24
Section 7.3    No Adverse Litigation.........................................24
Section 7.4    Regulatory Approval...........................................24
Section 7.5    Absence of Certain Events or Conditions.......................24

                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS

Section 8.1    Representations and Warranties True...........................25
Section 8.2    Obligations Performed.........................................25
Section 8.3    No Adverse Litigation.........................................25
Section 8.4    Regulatory Approval...........................................25

Section 8.5    Consummation of Mergers.......................................25

                                   ARTICLE IX

                                   TERMINATION

Section 9.1    Methods of Termination........................................26
Section 9.2    Procedure Upon Termination....................................26
Section 9.3    Payment of Expenses...........................................27

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.1   Amendment and Modification....................................27
Section 10.2   Waiver or Extension...........................................27
Section 10.3   Assignment....................................................27
Section 10.4   Addresses for Notices, Etc....................................27
Section 10.5   Counterparts..................................................28
Section 10.6   Headings......................................................28
Section 10.7   Governing Law.................................................28
Section 10.8   Sole Agreement................................................28
Section 10.9   Severability..................................................28
Section 10.10  Parties in Interest...........................................29

Schedules

Schedule 1.1(a)(1)   - Description of Real Property
Schedule 1.1(a)(3)   - Equipment Leases
Schedule 1.1(b)      - Excluded Assets
Schedule 1.3(b)(7)   - Certain Excluded Deposit Accounts
Schedule 1.4         - Loans
Schedule 4.7         - Real Property Matters


Exhibits

Exhibit A            - Form of Power of Attorney
Exhibit B            - Form of Bill of Sale
Exhibit C            - Form of Assignment and Assumption Agreement
Exhibit D            - Form of Closing Statement

                        PURCHASE AND ASSUMPTION AGREEMENT


               THIS PURCHASE AND ASSUMPTION AGREEMENT, dated as of August 23, 2000 (this "Agreement") is by and between FIRST BANK, a North Carolina bank having its principal offices in Troy, North Carolina ("Seller"), and BANK OF DAVIE, a North Carolina bank having its principal offices in Mocksville, Davie County, North Carolina ("Purchaser").

                              W I T N E S S E T H:

               WHEREAS, First Bancorp, the holding company of Seller has entered into a Merger Agreement dated December 15, 1999 (the "Merger Agreement") with First Savings Bancorp, Inc. ("First Savings"), which provides for the merger of First Savings into First Bancorp and for the merger of their banking subsidiaries, First Savings Bank of Moore County ("First Savings Bank") and Seller;

               WHEREAS, in connection with the transactions contemplated by the Merger Agreement, Seller wishes to divest, upon the terms and conditions set forth herein, substantially all of the assets and certain deposits and other liabilities of its office located in Carthage, North Carolina at 109 Monroe Street, Carthage, Moore County, North Carolina (the "Banking Center"); and

               WHEREAS, Purchaser wishes to buy such assets and assume such liabilities upon the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Seller and Purchaser agree as follows:


                                    ARTICLE I

                       TRANSFER OF ASSETS AND LIABILITIES

               Section 1.1                  Transferred Assets.
                                            ------------------

               (a) As of the Effective Time (as defined in Section 2.1 below) and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase from Seller, all of the following assets associated with the Banking Center and identified in this Agreement and the Exhibits hereto, and not otherwise excluded from sale pursuant to the provisions of Section 1.1(b) below (the "Assets"):

                             (1) the real estate and improvements thereon at the
               Banking Center as described in Schedule 1.1(a)(1) to this Agreement (the "Real Property"), together with all rights and appurtenances pertaining thereto;

                             (2) except as provided in Section 1.1(b), the furniture, fixtures, leasehold improvements, equipment and other tangible personal property located on or affixed to the Real Property (collectively, the "Personal Property");

                             (3) those  certain  equipment  leases for equipment
               located at the Banking Center listed on Schedule 1.1(a)(3) (the "Equipment Leases");

                             (4) all safe deposit  contracts  and leases for the
               safe deposit boxes located at the Banking Center as of the Effective Time (the "Safe Deposit Contracts");

                             (5) all Loans as  defined  herein  and  transferred
               pursuant to Section 1.4;

                             (6) all coins and  currency  located at the Banking
               Center as of the Effective Time (the "Coins and Currency");

                             (7) all records of Seller  pertaining to the Loans,
               all deposit accounts, and any other customer relationships transferred to Purchaser;

                             (8) Seller's rights in and to the use of the current telephone number of the Banking Center ((910) 947-2561); and

                             (9) Seller's  rights under any and all  maintenance
               contracts  and  warranties  and  any  other  contractual   rights
               pertaining to the Personal Property (the "Contracts").

               (b) Excluded from the assets, properties and rights being transferred, conveyed and assigned to Purchaser under this Agreement are the assets listed on Schedule 1.1(b) hereto, debit and credit card merchant services agreements related to customers of the Banking Center, Seller's rights in and to the name "First Bank", "First Savings Bank of Moore County, SSB" and any of Seller's corporate logos, trademarks and trade names, and signs, paper stock, forms and other supplies containing such name and any such logos, trademarks or trade names (collectively, the "Excluded Assets"). Seller shall remove the Excluded Assets from the Banking Center on or prior to the Effective Time. Seller shall remove the Excluded Assets at its own cost and, apart from making any repairs necessitated by Seller's negligence in removing the Excluded Assets, Seller shall be under no obligation to restore the Banking Center's premises to their original condition, which shall be the responsibility of Purchaser.

               Section 1.2                  Purchase Price.
                                            --------------

               (a) As consideration for the purchase of the Banking Center, Purchaser shall pay Seller a purchase price equal to the sum of the following (the "Purchase Price"):

                             (1)  Forty  Thousand  Dollars   ($40,000)  for  the
               Personal   Property  and  One  Hundred  Eighty  Thousand  Dollars
               ($180,000) for the Real Property;

                             (2) a premium for the outstanding principal balance
               of the Deposit Liabilities (as defined in Section 1.3(a) hereof) and franchise value related to the Banking Center equal to five percent (5%) of the average outstanding principal balance of the Deposit Liabilities for the 30 calendar days immediately preceding the Closing; provided, however, that in calculating such average, deposits relating to any public funds deposit accounts opened by Seller after the date of this Agreement and all brokered deposits shall be excluded;

                             (3) the  outstanding  principal  balance,  plus any
               accrued interest (excluding the amounts of any unpaid late charges) all as of the Effective Time, for the Loans as defined in Section 1.4 hereof; and

                             (4)    the face amount of the Coins and Currency.

               (b) In addition, Purchaser shall assume, as of the Effective Time, all of the duties, obligations and liabilities of Seller relating to the Equipment Leases, the Safe Deposit Contracts, the Deposit Liabilities as defined in Section 1.3 (including all accrued interest relating thereto) and all assignable operating contracts of the Banking Center (excluding any master contracts); provided, that any cash items paid by Seller and not cleared prior to the Effective Time shall be the responsibility of Seller, subject to the terms of Section 1.3 below.

               (c) Seller shall prepare a balance sheet (the "Pre-Closing Balance Sheet") in accordance with Seller's customary practices and procedures as of a date not earlier than thirty (30) calendar days prior to the Effective Time anticipated by the parties (the "Pre-Closing Balance Sheet Date"), reflecting the assets to be sold and assigned hereunder and the liabilities to be transferred and assumed hereunder. Seller agrees to pay to Purchaser at the Closing (as defined in Section 2.1 hereof), in immediately available funds, the excess amount, if any, of the amount of Deposit Liabilities assumed by Purchaser pursuant to subsection (b) above, as reflected by the Pre-Closing Balance Sheet over the Purchase Price, as reflected by the Pre-Closing Balance Sheet. Purchaser agrees to pay Seller at the Closing, in immediately available funds, the excess, if any, of the Purchase Price, as reflected by the Pre-Closing Balance Sheet, over the amount of Deposit Liabilities assumed by Purchaser pursuant to subsection (b) above, as reflected by the Pre-Closing Balance Sheet. Amounts paid at Closing shall be subject to subsequent adjustment based on the Post-Closing Balance Sheet (as defined in Section 2.3 hereof).

               Section 1.3                  Deposit Liabilities.
                                            -------------------

               (a) "Deposit Liabilities," shall mean all of Seller's duties, obligations and liabilities relating to the deposit accounts assigned to the Banking Center as of the Effective Time as reflected in the Post-Closing Balance Sheet (including accrued but unpaid or uncredited interest thereon), except as set forth in Section 1.3(b) below. The aggregate amount of the Deposit Liabilities shall be calculated exclusive of the amount of any negative account balances or any overdrafts or cash items paid against insufficient funds with respect to any deposit account. Purchaser shall make a good faith effort to collect any such items for Seller and remit such amounts collected within one banking day to Seller. Purchaser's good faith effort to recover on any such item shall include collection efforts consistent with Purchaser's procedures then in effect for the collection of similar items, provided, however, that Purchaser shall have no obligation to institute any legal action or proceeding with respect to any such item.

               (b) Except for those liabilities and obligations specifically assumed by Purchaser under Section 1.2(b) above, Purchaser is not assuming any other liabilities or obligations of Seller. Liabilities not assumed include, but are not limited to, the following:

                             (1) Seller's cashier checks, letters of credit, money orders, interest checks and expense checks issued prior to the Closing, consignments of U.S. Government "E" and "EE" bonds and any and all traveler's checks;

                             (2) liabilities or obligations  with respect to any
               litigation, suits, claims, demands or governmental proceedings arising out of or related to any fact, circumstance or event occurring prior to the Closing and related to the Banking Center;

                             (3) deposit accounts associated with lines of credit where the line of credit is excluded from the Loans in accordance with Section 1.4(b);

                             (4) deposit accounts associated with qualified retirement plans where Seller is the trustee of such plan or the sponsor of a prototype plan used by such plan;

                             (5) deposit  accounts  associated  with officers or
               directors of Seller or First Savings (or any of their parent corporations or subsidiaries);

                             (6) any deposits  related to public  funds  deposit
               accounts opened following the date of this Agreement and all brokered deposits; and

                             (7) those  deposit  accounts  set forth on Schedule
               1.3(b)(7).

               (c) Seller does not represent or warrant that any deposit customers whose accounts are assumed by Purchaser will become or continue to be customers of Purchaser after the Effective Time.

               (d) After the Effective Time, Purchaser agrees to pay in accordance with law and customary banking practices all properly payable checks, drafts and withdrawal orders drawn or authorized by depositors against accounts being assumed that are properly presented to Purchaser by mail, over the counter or through the check clearing system of the banking industry, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the Deposit Liabilities assumed by Purchaser.

               (e) For a period ninety (90) calendar days after the Effective Time, Seller agrees to act as Purchaser's collecting bank for the receipt of checks, drafts or negotiable orders of withdrawal drawn on forms provided by Seller against any Deposit Liabilities assumed by Purchaser or any Loan account transferred to Purchaser hereunder which is accessible by check or draft. Seller shall: (i) maintain a mechanism to receive such items on a daily basis; and (ii) provide to Purchaser on the banking day following the date of receipt of such items a listing of all such items received by it, together with the items themselves. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of all such items received by Seller.

               In executing its duties under this Section 1.3(e), Seller shall be acting only as agent for the collection of items drawn on Purchaser and shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts or withdrawal orders, and any such representations or warranties implied by law are hereby expressly disclaimed.

Purchaser will be solely responsible for the timely return for any reason of any such items that Purchaser will not pay and, unless resulting from the negligence or bad faith of Seller, any risk of loss related to the late return of any items received by Seller on Purchaser's behalf shall be the responsibility of Purchaser.

               (f) Purchaser agrees, at its cost and expense, (i) to assign new account numbers to depositors of assumed accounts, (ii) to notify such depositors, on or before the Effective Time, in a form and on a date mutually acceptable to Seller and Purchaser, of Purchaser's assumption of Deposit Liabilities, and (iii) to furnish such depositors with an initial supply of checks on the forms of Purchaser and with instructions to utilize Purchaser's checks and to destroy unused check, draft and withdrawal order forms of Seller. In addition, subsequent to regulatory approval, but at least 30 days prior to the anticipated Closing, Seller will notify its affected customers by letter of the pending assignment of Seller's deposit accounts to Purchaser, which notice shall be at Seller's cost and expense and shall be in a form mutually agreeable to Seller and Purchaser.

               (g) In the event that, following the Effective Time, any check, draft or withdrawal order credited by Seller prior to the Effective Time to a deposit account assumed by Purchaser is returned to Seller, Seller may notify Purchaser of such return and forward such item to Purchaser. Purchaser shall make a good faith effort to collect any such items for Seller and, with respect to any such item collected by Purchaser, Purchaser shall reimburse Seller for the amount of that item upon the assignment of the item by Seller to Purchaser. Purchaser's good faith effort to recover on any such item shall include collection efforts consistent with Purchaser's procedures then in effect for the collection of similar items, provided, however, that Purchaser shall have no obligation to institute any legal action or proceeding with respect to any such item.

               (h) As of and following the Effective Time, Purchaser shall assume and discharge Seller's duties and obligations with respect to the Deposit Liabilities assumed by Purchaser under this Agreement, all in accordance with the terms and conditions of, and laws, rules and regulations that apply to, the Deposit Liabilities.

               At the Effective Time, Seller shall provide to Purchaser a written listing of each stop payment order, tax lien, levy, garnishment, pledge, guardianship agreement, or other hold or restriction then in effect with respect to any of the Deposit Liabilities (the "Holds"), and Purchaser shall honor and comply with the terms of all valid Holds described in the above list. If, following receipt of such list, Purchaser makes any payment in violation of any such Hold, then it shall be solely liable for such payment and shall indemnify, hold harmless, and defend Seller from and against all claims, losses and liabilities, including reasonable attorneys' fees and expenses, arising out of any such payment. In the event that Purchaser shall make any payment in violation of a Hold initiated prior to the Effective Time but not reflected in the above list, then Seller shall be solely liable for such payment and shall indemnify, hold harmless and defend Purchaser from and against all claims, losses, and liabilities, including reasonable attorneys' fees and expenses, arising out of any such payment.

               (i) As of the Effective Time, Seller will transfer and assign to Purchaser, and Purchaser will maintain and safeguard in accordance with applicable law and sound banking practices, all account documents, deposit contracts, signature cards, deposit slips, canceled items and other records related to the Deposit Liabilities assumed under this Agreement, subject to Seller's right of access to such records as provided in this Agreement.

               (j) Seller will render a final statement to each depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time and will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts through the Effective Time; provided, however, that Seller shall not be obligated to render a final statement on any account not ordinarily receiving periodic statements in the ordinary course of Seller's business. Seller will be entitled to impose normal fees and service charges on a per-item basis, but Seller will not impose periodic fees or blanket charges in connection with such final statements.

               (k) Three business days prior to the Closing, Seller will deliver to Purchaser a listing of all deposit accounts being assumed by Purchaser at the Banking Center that are then currently subject to periodic debits or credits through the Automated Clearing House (the "ACH"), together with all applicable originator information with respect to such recurring transactions. As of the Effective Time, Purchaser, at its expense, will notify all ACH originators of the transfers and assumptions made pursuant to the Agreement. For a period of ninety (90) calendar days beginning on the Effective Time, Seller will accept all ACH items related to accounts assumed under this Agreement that are routed or presented to Seller. Seller will make no charge to Purchaser for accepting such items and will electronically transmit such ACH data to Purchaser. If Purchaser cannot receive such electronic transmissions, Seller will make available to Purchaser, at Seller's operations center, tapes containing such ACH data. Items routed or presented after the ninety (90) day period may be returned to the presenting party. Seller and Purchaser shall make arrangements to provide for the daily settlement by Purchaser with respect to debit items, and by Seller with respect to credit items, in each case with immediately available funds, of any ACH items accepted by Seller.

               (l) In the event that, following the Effective Time, any Visa or MasterCard sales or credit transaction processed for one of Seller's merchant customers pursuant to Seller's Visa or MasterCard Merchant Agreement with that merchant is charged back to Seller, Seller will notify Purchaser of such return. To the extent that Seller's merchant Agreement with that merchant customer would have permitted Seller to collect such item by charging or offsetting it against the merchant customer's deposit account with Seller had the item been charged back to Seller prior to the Effective Time, then Seller will assign such item to Purchaser and Purchaser will charge or offset such item against the merchant's deposit account with Purchaser up to the amount of available collected funds credited to such account at the time such item is assigned to Purchaser, and Purchaser will pay to Seller the amount of any such items, or portion thereof, so collected by Purchaser. Purchaser otherwise shall have no obligation or liability for any such charged-back items or any obligation to institute any legal action or proceeding against a merchant customer with respect to any such item. Notwithstanding the foregoing, Purchaser shall have no duty to take any action, or to pay any funds to Seller, for any such item that has been improperly returned or charged back to Seller. In the event that any merchant customer disputes its responsibility or liability for any such charged back item or the charging of such item to its deposit account, Seller agrees to indemnify Purchaser and to hold it harmless from and against any all claims, losses, liabilities, demands and obligations, including reasonable attorney's fees, incurred by Purchaser arising out of such charged-back item. Solely for the purposes of this Section 1.3(l), all references to Seller shall be deemed to include Seller and its assignees.

               Section 1.4                  Loans Transferred.
                                            -----------------

               (a) Seller will sell, transfer and assign to Purchaser as of the Effective Time, subject to the terms and conditions of this Agreement, all of Seller's right, title and interest in (including collateral relating thereto) the loans listed on Schedule 1.4 hereto, together with all promissory notes, loan agreements, security agreements, deeds of trust, assignment or pledge agreements and other documentation pertaining thereto and all Seller's rights thereunder (collectively, the "Loans"); provided, however, the Loans shall not include any loans described in subsection (b) below. Such Loans (as well as any security interest related thereto) shall be transferred by means of a blanket assignment and not individually (except as may be otherwise required by law). Purchaser shall inform Seller not less than forty-five (45) calendar days prior to the Effective Time of any case in which individual assignments will be required by law.

               (b) Notwithstanding the provisions of subsection (a) above, the Loans shall not include:

                             (1) nonaccruals  (which term shall include loans in
               which the collateral securing same has been repossessed or in which collection efforts have been instituted or, claim and delivery or foreclosure proceedings have been filed);

                             (2) loans  ninety (90)  calendar  days or more past
               due;

                             (3)   loans   upon   which   insurance   has   been
               force-placed;

                             (4) loans in connection with which the borrower has
               filed a petition for relief under the United States Bankruptcy Code prior to the Effective Time; or

                             (5) loans identified by Purchaser in writing thirty
               (30) calendar days or more prior to the Effective Time as not being purchased because of failure to meet the credit standards of Purchaser.

               Following the execution of this Agreement, Purchaser shall have an opportunity to examine, to the extent it deems necessary, each of the loans at the Banking Center, together with all files, documentation or other information related to such loans that is maintained or held by Seller. Purchaser may conduct such examination on more than one occasion, at reasonable intervals, prior to the Closing, and Seller will, upon Purchaser's request at reasonable intervals, provide a listing of new loans made by Seller since each previous occasion of examination by Purchaser.

               (c) Seller and Purchaser agree that Purchaser will become the beneficiary of credit life insurance written on direct consumer installment loans, and coverage will continue to be the obligation of the current insurer after the Effective Time and for the duration of such insurance as provided under the terms of the applicable policy or certificate. Seller and Purchaser agree to cooperate in good faith to develop a mutually satisfactory method by which the current insurer will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Effective Time. The parties' obligations in this Section are subject to any restrictions contained in existing insurance contracts as well as applicable laws and regulations.

               (d) In connection with the transfer of any Loans requiring notice to the borrower, Purchaser and Seller agree to comply with all notice and reporting requirements of the loan documents or of any law or regulation.

               (e) All Loans transferred to Purchaser shall be valued at their outstanding principal balance, plus any accrued interest (excluding the amount of any unpaid late charges), all as of the Effective Time.

               (f) Purchaser will, at its expense, issue new coupon books for payment of Loans for which Seller provides coupon books, with instructions to utilize Purchaser's coupons and to destroy coupons furnished by Seller.

               (g) For a period of ninety (90) calendar days after the Effective Time, Seller will forward to Purchaser loan payments received by Seller. Purchaser shall reimburse Seller upon demand for checks returned on payments forwarded to Purchaser; however, to the extent possible, Seller will deduct the amount of such returned checks from payments received and shall settle with Purchaser by an official check.

               (h) As of the Effective Time, Seller shall transfer and assign all files, documents and records related to the Loans to Purchaser, and Purchaser will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

               (i) If the  balance  due on any Loan  purchased  pursuant to this
Section 1.4 has been reduced by Seller as a result of a payment by check received prior to the Effective Time, which item is returned after the Effective Time, then Seller shall assign that check to Purchaser, the asset value represented by the Loan transferred shall be correspondingly increased, and an amount in cash equal to such increase shall be paid by Purchaser to Seller promptly upon demand; provided, however, that if, before Purchaser's receipt of notice of such returned check, the obligor of such Loan shall have paid Purchaser in full the outstanding balance of such Loan showing on Purchaser's books and records and Purchaser shall have canceled the Loan documents and returned the same to the obligor, then Purchaser shall have no obligation to make any such payment to Seller.

               (j) Seller shall grant to Purchaser as of the Effective Time a limited power of attorney, in substantially the form attached hereto as Exhibit A (the "Power of Attorney").

               Section 1.5                  Safe Deposit Box Business.
                                            -------------------------

               (a) As of the Effective Time, Purchaser will assume and discharge Seller's obligations with respect to the safe deposit box business at the Banking Center in accordance with the terms and conditions of contracts or rental agreements related to such business, and Purchaser will maintain all facilities necessary for the use of such safe deposit boxes by persons entitled to use them.

               (b) As of the Effective Time, Seller shall transfer and assign the records related to such safe deposit box business to Purchaser, and Purchaser shall maintain and safeguard all such records and be responsible for granting access to and protecting the contents of safe deposit boxes at the Banking Center.

               (c) Safe deposit box rental payments (not including late payment fees) collected by Seller before the Effective Time shall be prorated as of the Effective Time.

               Section 1.6                  Employee Matters.
                                            ----------------

               (a) Provided that they are eligible for employment with Purchaser under applicable law, Purchaser shall offer employment to all employees employed by Seller at the Banking Center as of the Effective Time (the "Employees"), in their then current functional positions with remuneration not less than the levels being paid immediately prior to the Effective Time and with the same benefits as those available to Purchaser's comparable employees. In the case of any Employee who is employed by Purchaser, such person's employment with Purchaser shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate Purchaser to continue to employ any such person for any specific period of time or in any specific position or to restrict Purchaser's right to terminate the employment of any such person at any time and for any reason satisfactory to it (subject to Section 1.6(c) below). Except for Purchaser's pension plan (if any), Employees shall receive full credit for their prior service with Seller under Purchaser's benefit plans and policies, including its vacation and sick leave policies. As of the Effective Time, the Employees and their dependents, if any, previously covered under Seller's health insurance plans shall be covered under Purchaser's health insurance plan without being subject to any pre-existing condition limitations or exclusions except those excluded under Seller's health insurance plan. However, notwithstanding anything contained herein to the contrary, Seller shall be responsible for any medical, dental, life, or other insurance claim by an Employee which would have been payable under the terms of Seller's insurance or other welfare plan sponsored by Seller if the date of service on which the claim is based occurs on or prior to the Closing Date. Purchaser shall be responsible for any such claims which are based on a date of service that occurs after the Closing Date and which are payable under the terms of Purchaser's benefit plans applicable to the Employees. Employees shall not be required to satisfy the deductible and employee payments required by Purchaser's comprehensive medical and/or dental plans for the calendar year of the Effective Time to the extent of amounts previously credited during such calendar year under comparable plans maintained by Seller. Employees shall receive full credit for their prior service with Seller for purposes of determining their participation eligibility and vesting rights under Purchaser's employee benefit plans. Benefits under Purchaser's employee benefit plans shall accrue from the first day of service with Purchaser and shall be based on the number of years of service with Purchaser.

               Seller shall take reasonable steps designed to fully (100%) vest the accrued benefits under the employee benefit plans in which the Employees participate at the Effective Time ("the Benefit Plans") of all Employees who have become participants in such plans by that time and who terminate their employment with the Seller as a result of the transactions contemplated by this Agreement (the "Affected Participants"). Seller shall cause the Benefit Plans to pay the Affected Participants their accrued benefits under such plans when and as provided in such plans, and for purposes of determining when such benefits become payable, the Affected Participants shall be deemed to have separated from service on the date of Closing.

               (b) Seller makes no representations or warranties about whether any of the Employees will remain employed at the Banking Center after the Effective Time. Seller will use reasonable best efforts to maintain the Employees as employees of Seller at the Banking Center until the Effective Time. Any Employee whose employment will be terminated for any reason prior to the

Effective Time or who elects not to be an employee of Purchaser shall be dealt with by Seller in its sole and absolute discretion. Seller agrees that, prior to the Effective Time, it will not transfer any person (except for Stuart Fields, the current branch manager) who is an employee at the Banking Center as of the date of this Agreement to any of its other branch offices, and, for a period of twelve (12) months after the Effective Time, it will not solicit for employment any Employee who becomes employed by Purchaser as of the Effective Time (a "Transferred Employee").

               (c) Purchaser agrees that for a period of twelve (12) months after the Effective Time, it will not terminate a Transferred Employee without cause without paying to such Transferred Employee a severance benefit equal to the greater of (i) two weeks salary for each year of credited service (including prior years of service to First Savings or any of its subsidiaries) and (ii) his or her salary for four months.

               (d) Prior to the Effective Time, Seller will not grant any increase in the salary or wages of any of its employees at the Banking Center other than normal increases at times and in amounts consistent with Seller's past practices and customary salary review policies and procedures, and except for a one time increase to compensate for increased health benefit costs, as described in the merger agreement between First Bank and First Savings Bank.

               (e) Seller shall permit Purchaser to provide training with regard to Purchaser's operations, policies, and procedures before the Effective Time at Purchaser's sole cost and expense. Such training may, at Purchaser's option, take place at the Banking Center, but, except with Seller's prior consent, shall take place outside of Seller's normal business hours.

               Section 1.7                  Records and Data Processing.
                                            ---------------------------

               (a) As of the Effective Time, Purchaser shall become responsible for maintaining the files, documents and records referred to in this Agreement. Purchaser will preserve and safekeep such documents as required by applicable law and sound banking practice for the joint benefit of Seller and Purchaser. After the Effective Time, Purchaser will permit Seller and its representatives, at reasonable times and upon reasonable notice and at Seller's expense, to examine, inspect, copy and reproduce any such files, documents or records as Seller deems reasonably necessary.

               (b) After the Effective Time, Seller will permit Purchaser and its representatives, for reasonable cause, at reasonable times and upon reasonable notice and at Purchaser's expense, to examine, inspect, copy and reproduce files, documents or records retained by Seller, regarding the assets and liabilities transferred under this Agreement; provided, however, that upon the occurrence following the Effective Time of any dispute, inquiry or request regarding a deposit account or Loan assumed by or transferred to Purchaser pursuant to this Agreement and which relates to the status of, transactions occurring in, or the servicing of, such account or Loan prior to the Effective Time, then, upon Purchaser's request, Seller will make a good faith effort to provide Purchaser with any and all information in its records pertinent to such dispute, inquiry or request, together with copies of pertinent documents or instruments reasonably requested by Purchaser, in order to respond to such dispute, inquiry or request within a period of time and in a manner consistent with standard banking practices and customs and applicable law. Seller shall provide such information to Purchaser at no charge for the first six (6) months after Closing, and thereafter may impose a reasonable charge for such information at its standard research rates.

               (c) It is understood that certain of Seller's documents and records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

               Section 1.8                  Security and Insurance.
                                            -----------------------
As of the Effective Time, Purchaser shall be solely responsible for the security of and insurance on all persons and property located in or about the Banking Center.

               Section 1.9 Taxes and Fees; Proration of Certain Expenses. Purchaser shall be responsible for the payment of all fees and taxes related to the transactions contemplated by this Agreement; provided, that Purchaser shall not be responsible for, or have any liability with respect to, taxes on any income to Seller arising out of this transaction, and Seller agrees that it shall pay, or represents that it has paid, in a timely manner any and all such income taxes. Purchaser shall not be responsible for any income tax liability of Seller arising from the business or operations of the Banking Center before the Effective Time, and Seller shall not be responsible for any tax liabilities of Purchaser arising from the business or operations of the Banking Center after the Effective Time. Utility payments, telephone charges, real property taxes, personal property taxes, rent, salaries, deposit insurance premiums, other ordinary operating expenses of the Banking Center and other expenses related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Effective Time. To the extent any such item has been prepaid by Seller for a period extending beyond the Effective Time, there shall be a proportionate monetary adjustment in favor of Seller.

               Section 1.10                 Property Matters.
                                            ----------------

               (a) Seller agrees to deliver to Purchaser, as soon as reasonably possible after the execution of this Agreement, copies of all (i) title information in possession of Seller, including, but not limited to, title insurance policies, attorneys' opinions on title, surveys, covenants, deeds, notes and mortgages and easements relating to the Real Property, and (ii) copies of reports, surveys, notices, correspondence or other information known to Seller and relating to the environmental condition of the Real Property or violations of laws or regulations relating to the environment. Such delivery shall constitute no warranty by Seller as to the accuracy or completeness thereof or that Purchaser is entitled to rely thereon.

               (b) At its option and expense, Purchaser may cause to be conducted (i) a title examination, physical survey, zoning compliance review, and structural inspection of the Real Property and improvements thereon (the "Property Examination") and (ii) site inspections, historic reviews, regulatory analyses, and Phase 1 environmental assessments of the Real Property, together with such other studies, testing and intrusive sampling and analyses as Purchaser shall deem necessary or desirable (collectively, the "Environmental Survey"); provided, however, that, without prior written consent of Seller, Purchaser will not conduct any ground water monitoring or install any test well or undertake any investigation that requires a permit or license from, or the reporting of the investigation or the results thereof to, a local or state environmental regulatory authority or the U.S. Environmental Protection Agency ("Intrusive Testing"). Purchaser may update any such Property Examination and/or Environmental Survey to a date immediately prior to the Closing.

               (c) If in the course of the Property Examination or Environmental Survey Purchaser discovers a "Material Defect" (as defined in Subsection (d) below with respect to the Real Property, Purchaser will give prompt written notice thereof to Seller (but in any event prior to 5:00 p.m. on the 60th calendar day following the date of this Agreement) describing the facts or conditions constituting the Material Defect and the measures which Purchaser reasonably believes are necessary to correct such Material Defect. Seller and Purchaser shall discuss and agree upon what measures are necessary to remedy such defect and thereafter Seller shall respond to Purchaser's notice before 5:00 p.m. on the 20th business day after its receipt advising Purchaser whether Seller elects to cure the Material Defect. Absent such a response, Seller shall be deemed to have declined to cure such Material Defect. If Seller elects to cure, then Seller shall proceed with such cure and shall complete such cure within 45 days thereafter or within such additional period as shall be agreed upon by Seller and Purchaser, provided that completion of the cure of such defect shall be a condition to Purchaser's obligation to close.

               If in the course of any updating of the Property Examination and/or Environmental Survey Purchaser discovers a Material Defect with respect to the Real Property, Purchaser will give written notice thereof to Seller within five banking days following its discovery thereof (but in any event prior to the Closing) describing the facts or conditions constituting the Material Defect and the measures which Purchaser reasonably believes are necessary to correct such Material Defect. Seller and Purchaser shall discuss and agree on what measures are necessary to remedy such defect and Seller shall respond to Purchaser's notice before 5:00 p.m. on the tenth business day after its receipt advising Purchaser whether Seller elects to cure the Material Defect. Absent such a response, Seller shall be deemed to have declined to cure such Material Defect. If Seller elects to cure, then Seller shall proceed with such cure and shall complete such cure within 45 days thereafter or within such additional period as shall be agreed upon by Seller and Purchaser, provided that completion of the cure of such defect shall be a condition to Purchaser's obligation to close. The Closing shall be delayed for such period as shall be necessary to accommodate Seller's ten-business day period within which to respond to Purchaser's notice and, in the event Seller elects to cure the Material Defect, to accommodate the above 45-day (or longer, if agreed upon by Purchaser and Seller) cure period (or such shorter period as is required for Seller to cure the Material Defect).

               If Seller elects not to cure or is not able to cure, or if Purchaser and Seller are not able to agree on the steps necessary to cure, a Material Defect (whether discovered during the initial or updated Property Examination or Environmental Survey), or if Seller does not consent to Intrusive Testing proposed to be conducted by Purchaser, then Purchaser shall have the option exercisable upon written notice to Seller to (i) waive the Material Defect; (ii) purchase the Assets (other than the Real Property) and assume the Deposit Liabilities associated with the Banking Center, but lease such Real Property "as is" without any representation or warranty or any liability for environmental damage, maintenance, taxes or insurance for a period of twelve
(12) months, at a reasonable cost to be agreed upon by Seller and Purchaser, in order to allow for relocation of the business of the Banking Center to another facility; or (iii) terminate this Agreement.

               (d) For purposes of this Agreement, a "Material Defect" shall include:

                             (i) the  existence of any lien (other than the lien
               of real property taxes not yet due and payable), encumbrance, easement, covenant, or other restriction, title imperfection or title irregularity, or the existence of any facts or condition that constitutes a breach of Seller's representations and warranties contained in Section 4.7 below, in any such case that Purchaser reasonably believes will affect its use of the Real

               Property for the purpose of the operation of a branch bank or materially affects the value or marketability of the Real Property;

                             (ii) the encroachment by an improvement on the Real
               Property onto other property or onto any easement, a violation of any setback requirement, the encroachment of an improvement on any other property onto the Real Property, or the existence of a zoning restriction that does not permit use of the Real Property as a branch banking facility without grandfathering or variance and without site plan review or the construction of any additional improvements;

                             (iii) the  existence  of any  structural  defect or
               state of disrepair in the improvements on the Real Property (including any equipment, fixtures or other components related thereto) that Purchaser reasonably believes would cost as much as $10,000 or more to repair or correct; or

                             (iv)  the  existence  of  facts  or   circumstances
               relating to the Banking Center reflecting that:

                                            (A)   there   likely   has   been  a
                             discharge, disposal, release, threatened release, or emission by any person of any "Hazardous Substance" (as defined below) on, from, under, at, or relating to the Real Property, or

                                            (B) that any  action  has been taken
                             or not taken, or a condition or event likely has occurred or exists, with respect to the Real Property associated with that Branch which constitutes or would constitute a material violation of any "Environmental Law" (as defined below), as to which Purchaser reasonably believes, based on the advice of legal counsel or other consultants, that Purchaser could become responsible or liable for assessment, removal, remediation, monetary damages, or civil, criminal or administrative penalties or other corrective action and in connection with which the amount of expense or liability which it could incur or for which it could become responsible or liable following consummation of the transactions contemplated by this Agreement at any time or over any period of time could equal or exceed $10,000.

               (e) For purposes of this Agreement, "Environmental Laws" shall include, without limitation:

                             (i) all federal, state, and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act; the Superfund Amendment and Reauthorization Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Oil Pollution Act; the Coastal Zone Management Act; any "Superfund" or "Superlien" law; the North Carolina Oil Pollution and Hazardous Substances Control Act; the North Carolina Water and Air Resources Act; and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time).

                             (ii)           all contractual agreements, and

                             (iii) all common law  concerning  public health and
               safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any Hazardous Substances.

                             "Hazardous    Substance"   means   any   materials,
               substances, wastes, chemical substances, or mixtures presently listed, defined, designated, or classified as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil, or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, or radioactive material.


                                   ARTICLE II

                           CLOSING AND EFFECTIVE TIME

               Section 2.1 Effective Time. The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the "Closing") to be held at the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, North Carolina, at 10:00 a.m., local time, within thirty-one (31) calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired, or at such other place, time or date on which the parties shall mutually agree. The effective time (the "Effective Time") shall be 2:00 p.m., local time, on the day on which the Closing occurs.

               Section 2.2                  Closing.
                                            -------

               (a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

               (b) At the Closing, subject to all the terms and conditions of this Agreement, Seller shall deliver to Purchaser or, in the case of items
(b)(5), (6), (7), (9) and (10), make reasonably available to Purchaser:

                             (1) with  respect to the Real  Property,  a limited
               warranty deed with documentary stamps affixed transferring title to the Real Property to Purchaser;

                             (2) a Bill  of  Sale,  in  substantially  the  form
               attached hereto as Exhibit B (the "Bill of Sale"), transferring to Purchaser all of Seller's interest in the Personal Property and in the Loans;

                             (3) an  Assignment  and  Assumption  Agreement,  in
               substantially the form attached hereto as Exhibit C (the "Assignment and Assumption Agreement"), assigning Seller's interest in the Contracts, the Equipment Leases, the Safe Deposit Contracts, and the Deposit Liabilities;

                             (4) consents in form reasonably satisfactory to Purchaser from third persons that are required to effect the assignments set forth in the Assignment and Assumption Agreement, including, but not limited to, the lessors under the Equipment Leases (to the extent required by such leases);

                             (5) Seller's keys to the safe deposit boxes and Seller's records related to the safe deposit box business at the Banking Center;

                             (6) Seller's records related to the Loans;

                             (7)  Seller's   records   related  to  the  deposit
               accounts assumed by Purchaser;

                             (8) Seller's records related to the Safe deposit box business at the Banking Center.

                             (9) immediately available funds in the net amount shown as owing to Purchaser by Seller on the Closing Statement, if any;

                             (10) the Coins and Currency;

                             (11) such of the other  Assets to be  purchased  as
               shall be capable of physical delivery;

                             (12) a certificate  of a proper  officer of Seller,
               dated as of the date of Closing, certifying to the fulfillment of all conditions that are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all respects as of the Effective Time;

                             (13) certified copies of (A) the Articles of Incorporation and Bylaws of Seller and (B) a resolution of the Board of Directors of Seller approving the sale of the Banking Center contemplated hereby;

                             (14) such certificates and other documents as Purchaser may reasonably require to evidence (i) the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement and (ii) transfer and sale to Purchaser of the Assets;

                             (15) a Closing Statement, substantially in the form
               attached hereto as Exhibit D (the "Closing Statement");

                             (16) an affidavit of Seller  certifying that Seller
               is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980; and

                             (17) the Power of Attorney.

               It is understood that the items listed in subsections  (b)(5) and
(9) shall be transferred after the Banking Center has closed for business on the date of Closing and that the records listed in subsections (b)(5) and (6) will be transferred as soon as possible after the Closing, but in no event more than five (5) business days after the Closing.

               (c) At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall deliver to Seller:

                             (1) the Assignment and Assumption Agreement;

                             (2) a  certificate  and receipt  acknowledging  the
               delivery and receipt of possession of the property and records referred to in this Agreement;

                             (3) immediately available funds in the net amount shown as owing to Seller by Purchaser on the Closing Statement, if any;

                             (4) a certificate of a proper officer of Purchaser,
               dated as of the date of Closing, certifying to the fulfillment of all conditions that are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all respects as of the Effective Time;

                             (5) certified copies of (A) the Articles of Incorporation and Bylaws of the Purchaser and (B) a resolution of the Board of Directors of Purchaser approving the purchase of the Banking Center contemplated hereby;

                             (6) such certificates and other documents as Seller
               may  reasonably  require to evidence  the receipt of Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

                             (7)    the Closing Statement.

               Section 2.3                  Post-Closing Adjustments.
                                            ------------------------

               (a) Not later than fifteen (15) business days after the Effective Time (the "Post-Closing Balance Sheet Delivery Date"), Seller shall deliver to Purchaser a balance sheet dated as of the Effective Time and prepared in accordance with Seller's customary practices and procedures reflecting the assets sold and assigned and the liabilities transferred and assumed hereunder (the "Post-Closing Balance Sheet"). Additionally, Seller shall deliver to Purchaser a list of the Loans, individually identified by account number, which list shall be appended to the Bill of Sale. Seller shall afford Purchaser and its accountants and attorneys the opportunity to review all work papers and documentation used by Seller in preparing the Post-Closing Balance Sheet. Within fifteen (15) business days following the Post-Closing Balance Sheet Delivery Date (the "Adjustment Payment Date"), Seller and Purchaser shall meet at the offices of Seller in Troy, North Carolina to effect the transfer of any funds as may be necessary to reflect changes in such assets and liabilities between the Pre-Closing Balance Sheet, and the Post-Closing Balance Sheet, together with interest thereon computed from the Effective Time to the Adjustment Payment Date at the applicable Federal Funds Rate (as hereinafter defined).

               (b) In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party that are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Adjustment Payment Date to the date paid at the applicable Federal Funds Rate.

               (c) The Federal Funds Rate shall be the mean of the high and low rates quoted for Federal Funds in the Money Rates Column of the Wall Street Journal adjusted as such mean may increase or decrease during the period between the Effective Time and the Adjustment Payment Date.


                                   ARTICLE III

                                 INDEMNIFICATION

               Section 3.1 Seller's Indemnification of Purchaser. Seller shall indemnify, hold harmless and defend Purchaser from and against any breach by Seller of any representation or warranty contained herein and all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, arising out of any actions, suits or proceedings commenced prior to the Effective Time (other than proceedings to prevent or limit the consummation of the transactions contemplated hereby) relating to operations at the Banking Center; and, except as otherwise provided in this Agreement, Seller shall further indemnify, hold harmless and defend Purchaser from and against all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, and all real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges) incurred by Seller prior to the Effective Time and which are claimed or demanded on or after the Effective Time, or that arise out of any actions, suits or proceedings commenced on or after the Effective Time and that relate to operations at the Banking Center prior to the Effective Time.

               Section 3.2 Purchaser's Indemnification of Seller. Purchaser shall indemnify, hold harmless and defend Seller from and against any breach by Purchaser of any representation or warranty contained herein and all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, and all real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges), that Seller may receive, suffer or incur in connection with operations and transactions occurring after the Effective Time and that involve the Banking Center, the assets transferred or the liabilities assumed pursuant to this Agreement.

               Section 3.3                  Claims for Indemnity.
                                            --------------------

               (a) A claim for indemnity under Sections 3.1 or 3.2 of this Agreement may be made by the claiming party at any time prior to twelve (12) months after the Effective Time by the giving of written notice thereof to the other party. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within such prescribed twelve (12) month period, the indemnity relating to such claim shall survive until such claim is resolved. Claims not made within such twelve (12) month period shall cease, and no indemnity shall be made therefor.

               (b) In the event that any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any liability, damage or loss to one party hereto of the kind for which such party is entitled to indemnification pursuant to Section 3.1 or 3.2 hereof, then, after written notice is provided by the indemnified party to the indemnifying party of such demand, claim or lawsuit, the indemnifying party shall have the option, at its cost and expense, to retain counsel for the indemnified party to defend any such demand, claim or lawsuit. In the event that the indemnifying party shall fail to respond within five (5) calendar days after receipt of such notice of any such demand, claim or lawsuit, then the indemnified party shall retain counsel and conduct the defense of such demand, claim or lawsuit as it may in its discretion deem proper, at the cost and expense of the indemnifying party. In effecting the settlement of any such demand, claim or lawsuit, an indemnified party shall act in good faith, shall consult with the indemnifying party and shall enter into only such settlement as the indemnifying party shall approve (the indemnifying party's approval will not be unreasonably withheld and will be implied if it does not respond within ten (10) calendar days of its receipt of the notice of such settlement offer).

               Section 3.4 Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Article III, no indemnification shall be required to be made by either party until the aggregate amount of all such claims by a party exceeds $15,000. Once such aggregate amount exceeds $15,000, such party shall thereupon be entitled to indemnification for all amounts in excess of such $15,000. IN ADDITION, THE PARTIES SHALL HAVE NO OBLIGATIONS UNDER THIS ARTICLE III FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE OR LOSS THE INDEMNIFIED PARTY MAY SUFFER AS THE RESULT OF ANY DEMAND, CLAIM OR LAWSUIT.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

               In addition to Seller's other representations and warranties contained elsewhere in this Agreement, Seller hereby represents and warrants to Purchaser as follows, which representations and warranties shall survive the Effective Time for a period of twelve (12) months:

               Section 4.1 Corporate Organization. Seller is a bank duly organized, validly existing and in good standing under the laws of the State of North Carolina. Seller has the corporate power and authority to own its properties, to carry on its business as currently conducted and to effect the transactions contemplated herein.

               Section 4.2 No Violation. The Banking Center has been operated in all material respects in accordance with applicable laws, rules and regulations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) Seller's Articles of Incorporation or Bylaws; (b) any material provision of any material agreement or any other material restriction of any kind to which Seller is a party or by which Seller is bound; (c) any material statute, law, decree, regulation or order of any governmental authority; or (d) any material provision that will result in a default under, or which will cause the acceleration of the maturity of, any material obligation or loan to which Seller is a party.

               Section 4.3 Corporate Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by Seller's Board of Directors. No further corporate authorization is necessary for Seller to consummate the transactions contemplated hereunder.

               Section 4.4                  Enforceable Agreement.
                                            ---------------------

This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

               Section 4.5 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Seller in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee or like commission.

               Section 4.6 Personal Property. Seller owns, and will convey to Purchaser at the Closing, all of Seller's right, title and interest to all of the Personal Property and the Loans free and clear of any claims, mortgages, liens, security interests, pledges or encumbrances of any kind, except as may otherwise be set forth in this Agreement.

               Section 4.7 Real Property. Seller makes the following representations regarding the Real Property; provided, however, that Purchaser's sole remedy for a breach of the representations and warranties in this Section
4.7 shall be as provided in Section 1.10(c), and such representations and warranties shall not survive the Closing:

               (a) except as set forth in Schedule 4.7, Seller has no knowledge of any condemnation proceedings pending against the Real Property;


               (b) except as set forth in Schedule 4.7, Seller has not entered into any agreement regarding the Real Property, and the Real Property is not subject to any claim, demand, suit, lien, proceeding or litigation of any kind, pending or outstanding, or to the knowledge of Seller, threatened or likely to be made or instituted, that would in any way be binding upon Purchaser or its successors or assigns or materially affect or limit Purchaser's or its successors' or assigns' use and enjoyment of the Real Property or that would materially limit or restrict Purchaser's right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby; and

               (c) Seller has or will have at Closing good and marketable fee simple title to the Real Property and, at Closing, will own the Real Property outright subject to no mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sales or other title retention agreement except for real property taxes not yet due and payable, and easements and rights-of-way that do not materially interfere with the use of the Real Property as a Banking Center.

               (d) No improvement on the Real Property encroaches onto other property or onto any easement or violates any setback requirement, and no improvement on any other property encroaches onto the Real Property. The Real Property is zoned so as to permit its use as a branch banking facility without site plan review or the construction of any additional improvements.

               Section 4.8 Condition of Property. Subject to Section 1.10 above, the Real Property and the Personal Property to be purchased by Purchaser hereunder are sold AS IS, WHERE IS, with no warranties or representations whatsoever, except as may be expressly represented or warranted in this Agreement.

               Section 4.9 Loans. With respect to each Loan sold and transferred to Purchaser at the Effective Time, Seller represents and warrants to Purchaser that (i) such Loan is a valid loan that complies in all material respects with applicable laws and regulations, (ii) the balance of principal and unpaid interest of such Loan as shown on Seller's books and records as of the Effective Time is true and correct as of such date, (iii) each signature on documents held by Seller in connection with such Loan are genuine; (iv) if such Loan purports to be secured, Seller has a valid and enforceable lien on the collateral described in the documents relating to such Loan, and such lien has the priority described in Seller's loan files relating to such Loan, and (v) Seller has no knowledge that such Loan is subject to any defense, dispute or counterclaim on the part of any obligor.

               Section 4.10 Limitation of Representations and Warranties. Except as may be expressly represented or warranted in this Agreement by Seller, Seller makes no representations or warranties whatsoever with regard to any asset being transferred to Purchaser or any liability or obligation being assumed by Purchaser or as to any other matter or thing.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               Purchaser hereby represents and warrants to Seller as follows, which representations and warranties shall survive the Effective Time for a period of twelve (12) months:

               Section 5.1 Corporate Organization. Purchaser is a savings bank duly organized, validly existing and in good standing under the laws of the State of North Carolina. Purchaser has the corporate power and authority to own the properties being acquired, to assume the liabilities being transferred and to effect the transactions contemplated herein.

               Section 5.2 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) the Articles of Incorporation or Bylaws of Purchaser, any material provision of any material agreement or any other material restriction of any kind to which Purchaser is a party or by which Purchaser is bound; (b) any material statute, law, decree, regulation or order of any governmental authority; or (c) any material provision that will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Purchaser is a party.

               Section 5.3 Corporate Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Board of Directors of Purchaser. No further corporate authorization on the part of Purchaser is necessary to consummate the transactions contemplated hereunder.

               Section 5.4 Enforceable Agreement. This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

               Section 5.5 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Purchaser in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee or like commission.


                                   ARTICLE VI

            OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME

               Section 6.1 Full Access. Seller shall afford to the officers and authorized representatives of Purchaser, upon prior notice and subject to Seller's normal security requirements, access to the properties, books and records pertaining to the Banking Center in order that Purchaser may have full opportunity to make reasonable investigations, at reasonable times, without interfering with the normal business and operations of the Banking Center or the affairs of Seller. The officers of Seller shall furnish Purchaser with one standard set of such additional financial and operating data and other information as to its business and properties at the Banking Center, or where otherwise located, as Purchaser may, from time to time, reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect this transaction. Any additional copies of such information shall be produced and provided at Purchaser's expense. Nothing in this Section 6.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. Records, including credit information, relating to the Loans will be made available for review by

Purchaser following the execution of this Agreement. It is understood that certain of Seller's records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

               Section 6.2 Delivery of Magnetic Media Records. Seller shall prepare at its expense and make available to Purchaser at Seller's data processing center, magnetic media records in Seller's field format not later than sixty (60) calendar days after the execution of this Agreement and further shall make available to Purchaser such records updated as of the Closing Date, which records shall contain the information related to the items described in Sections 2.2(b)(6) and (b)(7) above. Such updated records shall be made available at such time after Closing as agreed to by the parties. At its option, Seller may provide such reports in paper format instead of magnetic media format.

               Section 6.3 Application for Approval to Effect Purchase of Assets
and Assumption of Liabilities. Within thirty (30) calendar days following the execution of this Agreement, Purchaser shall prepare and file applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid assets and liabilities, to establish a branch office at the location of the Banking Center and to effect in all other respects the transactions contemplated herein. Purchaser agrees to process such applications in a diligent manner and on a priority basis and to provide Seller promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence and other documents with respect thereto, and to use its best efforts to obtain all necessary regulatory approvals. On the date hereof, Purchaser knows of no reason why such applications should not receive all such approvals. Purchaser shall promptly notify Seller upon receipt by Purchaser of notification that any application provided for hereunder has been denied. Seller shall provide such assistance and information to Purchaser as shall be reasonably necessary for Purchaser to comply with the requirements of the applicable regulatory authorities.

               Section 6.4       Conduct of Business; Maintenance of Properties.
                                 ----------------------------------------------

From the date hereof until the Effective Time, Seller covenants that it will:


               (a) carry on the business of the Banking Center substantially in the same manner as on the date hereof, use all reasonable efforts to preserve intact its current business organization and preserve its business relationships with depositors, customers and others having business relationships with it and whose accounts will be retained at the Banking Center; provided, however, that Seller need not, in its sole discretion, advertise or promote new or substantially new customer services in the principal market area of the Banking Center;

               (b) provide reasonable cooperation with and assist Purchaser in assuring the orderly transition of the business of the Banking Center to Purchaser from the Seller; and

               (c) maintain the Real Property and the Personal Property in its current condition, ordinary wear and tear excepted.

               Section 6.5 No Solicitation by Seller. Following the date of this Agreement and through the Effective Time, Seller shall not transfer the deposit account or loan of any customer of the Banking Center (with the exception of those deposit accounts described in

Section  1.3(b)(3),  (4),  (5), (6) and (7) above,  or those loans  described in
Section 1.4(b) above, which will not be assumed by or transferred to Purchaser) to any of its other banking offices, or solicit any deposit or loan customer of the Banking Center to transfer his or its deposit account or loan. For a period of twelve (12) months after the Effective Time, Seller will not specifically target and solicit customers of the Banking Center; provided, however, these restrictions shall not restrict general mass mailings, telemarketing calls, statement stuffers and other similar communications directed to all the current customers of Seller or Seller's affiliates, or to the public or newspaper, radio or television advertisements of a general nature or otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules or regulations. In addition, these restrictions shall not restrict the ability of Seller to install, operate and serve customers' needs through automated teller machines at any location.

               Section 6.6 Further Actions. The parties hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

               Section 6.7 Fees and Expenses. Purchaser shall be responsible for the costs of all title examinations, title insurance fees, surveys, its attorneys' and accountants' fees and expenses, recording costs, and other expenses related to this transaction. Seller shall be responsible for transfer fees and documentary stamps related to its sale of the Real Property and for its attorneys' and accountants' fees and expenses related to this transaction.

               Section 6.8 Breaches with Third Parties. If the assignment of any material claim, contract, license, lease, commitment, sales order or purchase order (or any material claim or right or any benefit arising thereunder) without the consent of a third party would constitute a breach thereof or materially affect the rights of Purchaser or Seller thereunder, then such assignment is hereby made subject to such consent or approval being obtained.

               Section 6.9 Insurance. As of the Effective Time, Seller will discontinue its insurance coverage maintained in connection with the Banking Center and the activities conducted thereon. Purchaser shall be responsible for all insurance protection for the Banking Center's premises and the activities conducted thereon immediately following the Effective Time. Pending the Closing, risk of loss shall be the responsibility of Seller.

               Section 6.10 Public Announcements. Seller and Purchaser agree that, from the date hereof, neither shall make any public announcement or public comment regarding this Agreement or the transactions contemplated herein without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment. Further, Seller and Purchaser acknowledge the sensitivity of this transaction to the Employees, and no announcements or communications with the public or the Employees shall be made without the prior approval of Seller.

               Section 6.11 Tax Reporting. Seller shall comply with all tax reporting obligations with respect to the transferred assets and liabilities on or before the Effective Time, and Purchaser shall comply with all tax reporting obligations with respect to the transferred assets and liabilities after the Effective Time.

                                   ARTICLE VII

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

               The   obligation  of  Purchaser  to  complete  the   transactions
contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

               Section 7.1 Representations and Warranties True. The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

               Section 7.2 Obligations Performed. Seller shall (a) deliver or make available to Purchaser those items required by Section 2.2 hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

               Section 7.3 No Adverse Litigation. As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Purchaser or Seller that is reasonably likely to (a) materially and adversely affect the business, properties and assets of the Banking Center, or (b) materially and adversely affect the transactions contemplated herein.

               Section 7.4 Regulatory Approval. Purchaser shall have received all necessary regulatory approvals of the transactions provided in this Agreement, no such approval shall include any condition which Purchaser reasonably considers to be materially disadvantageous or burdensome, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

               Section 7.5             Absence of Certain Events or Conditions.
                                       ---------------------------------------

               (a) There shall not have occurred any material adverse change in the business of the Banking Center, and no circumstances shall exist which, with the passage of time or otherwise, likely will result in any such material adverse change.

               (b) There shall not have been any significant damage to or destruction of the improvements located on the Real Estate which (i) is not covered by property insurance in an amount necessary to fully repair such damage or destruction and the proceeds of which have been either used to repair such damage or destruction or assigned to Purchaser or (ii) would materially interfere with its use as a bank branch.

               (c) No action or conduct which, if taken or engaged in by Seller, would constitute or result in a material breach or violation of Seller's obligations, representations or warranties under this Agreement shall have been taken or engaged in by First Savings Bank prior to its merger into Seller.

               (d) In the event that Seller has agreed to cure a Material Defect as provided in Section 1.10 above, such Material Defect shall have been corrected in the manner agreed upon by Purchaser and Seller.


                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS

               The   obligation   of  Seller  to   complete   the   transactions
contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

               Section 8.1 Representations and Warranties True. The representations and warranties made by Purchaser in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

               Section 8.2 Obligations Performed. Purchaser shall (a) deliver to Seller those items required by Section 2.2 hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

               Section 8.3 No Adverse Litigation. As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Purchaser or Seller that might materially and adversely affect the transactions contemplated hereunder.

               Section 8.4 Regulatory Approval. Purchaser shall have received from the appropriate regulatory authorities approval of the transactions contemplated herein, waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met, and such approvals shall not have imposed any condition that is materially disadvantageous or burdensome to Seller.

               Section 8.5 Consummation of Mergers.. Seller, First Bancorp, First Savings and First Savings Bank shall have completed the transactions contemplated by the Merger Agreement, specifically, the merger of First Savings into First Bancorp and the merger of First Savings Bank into Seller, such that Seller shall own the Banking Center.


                                   ARTICLE IX

                                   TERMINATION

               Section 9.1 Methods of Termination. This Agreement may be terminated in any of the following ways:

               (a) by either Purchaser or Seller, in writing, five (5) calendar days in advance of such termination, if the Closing has not occurred by February 28, 2001;

               (b) at any time on or prior to the Effective Time by the mutual consent in writing of Purchaser and Seller;

               (c) by  Purchaser,  in writing,  if the  conditions  set forth in
Article VII of this Agreement shall not have been met by Seller or waived in writing by Purchaser within thirty-one (31) business days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired;

               (d) by Seller, in writing, if the conditions set forth in Article VIII of this Agreement shall not have been met by Purchaser or waived in writing by Seller within thirty-one (31) business days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired;

               (e) any time prior to the Effective Time, by Purchaser or Seller, in writing, if the other party shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of thirty
(30) calendar days after the giving of notice to the breaching party of such breach or the date specified in (c) and (d) above; provided, however, that there shall be no cure period in connection with any breach of Section 6.3 hereof, so long as such breach by Purchaser was not caused by any action or inaction of Seller, and Seller may terminate this Agreement immediately if regulatory applications are not filed within thirty (30) calendar days after the date of this Agreement as provided in that Section;

               (f) by Seller or Purchaser in writing at any time after any applicable regulatory authority has denied approval of any application of Purchaser for approval of the transactions contemplated herein; or

               (g)    in accordance with Section 1.10 hereof.

               Section 9.2 Procedure Upon Termination. In the event of termination pursuant to Section 9.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate.

               If this Agreement is terminated as provided herein,

               (a) each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and

               (b) all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons.

               Section 9.3 Payment of Expenses. Should the transactions contemplated herein not be consummated because of a party's breach of this Agreement, in addition to such damages as may be recoverable in law or equity, the other party shall be entitled to recover from the breaching party upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

               Section 10.1 Amendment and Modification. The parties hereto, by mutual consent of their duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

               Section 10.2 Waiver or Extension. Except with respect to required approvals of applicable governmental authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

               Section 10.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

               Section 10.4 Addresses for Notices, Etc. All notices, requests, demands, consents and other communications provided for hereunder and under the related documents shall be effective upon receipt and shall be in writing and mailed (by registered or certified mail, return receipt requested), telegraphed, telexed, telecopied or personally delivered (with receipt thereof acknowledged) to the applicable party at the address indicated below:

                If to Seller:                First Bank
                                             341 North Main Street
                                             P.O. Box 508
                                             Troy, North Carolina  27371
                                             Attention:  James H. Garner
                                             Facsimile:  (910) 576-0662

                with a copy to:              Robinson, Bradshaw & Hinson, P.A.
                                             101 North Tryon Street, Suite 1900
                                             Charlotte, North Carolina  28246
                                             Attention:  Henry H. Ralston
                                             Facsimile:  (704) 378-4000
                if to Purchaser:             Bank of Davie
                                             352 Highway 801 South
                                             Advance, North Carolina  27006
                                             Attention:  Robert E. Marziano
                                             Facsimile:  (336) 998-1004

                with a copy to:              Ward and Smith, P.A.
                                             1001 College Court
                                             New Bern, North Carolina  28562
                                             Attention:  William R. Lathan
                                             Facsimile:  (252) 672-5477

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

               Section 10.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               Section 10.6 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof.

               Section 10.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

               Section 10.8 Sole Agreement. This Agreement and the Exhibits and Schedules hereto represent the sole agreement between the parties hereto respecting the transactions contemplated hereby and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

               Section 10.9 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

               Section 10.10 Parties in Interest. Nothing in this Agreement, express or implied, expressly including, without limiting the generality of the foregoing in any way, the provisions of Section 1.6(a) hereof, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.



                         [Signatures on following page]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.


ATTEST:                                        FIRST BANK


By:       /s/ Delores George               By:        /s/ James H. Garner
          -------------------                         --------------------
Name:     Delores George                   Name:      James H. Garner
Title:    VP Asst. Secretary               Title:     Pres. CEO


                                               BANK OF DAVIE


By:       /s/ Brenda B. Smith              By:        /s/ Robert E. Marziano
          --------------------                        ----------------------
Name:     Brenda B. Smith                  Name:      Robert E. Marziano
Title:    Secretary                        Title:     President and CEO



<

                               SCHEDULE 1.1(a)(1)


All that certain tract or parcel of land situate in the Town of Carthage, Carthage Township, Moore County, North Carolina, and beginning at a stake where the western edge of McNeill Street intersects with the northern edge of Monroe Street in the Town of Carthage, and running thence from said beginning corner as the northern edge of Monroe Street. North 51(degree) 00' West 92.00 feet to the corner of a brick wall (C. T. Sinclair's building); thence as Sinclair's line and beyond, North 39(degree) 10' East 104.10 feet to an iron pin beside a 4" iron pipe; thence South 51(degree) 00' East 92.06 feet to an iron pin in the western edge of McNeill Street; thence with the western edge of McNeill Street, South 39(degree) 12' West 104.10 feet to the point of beginning, and being the same and identical property described as the First Tract in Deed dated August 12, 1983, from Sherwood F. Lapping, Trustee, to The Carolina Bank, recorded in the Moore County, North Carolina, Registry, Deed Book 505, page 430.

The above description taken from survey made by C. H. Blue and Associates, Southern Pines, North Carolina, and shown on plat entitled, "Survey for First Federal Savings & Loan of Moore County, N. C., Carthage, Moore County, North Carolina", dated June 19, 1984.

                                    EXHIBIT A

                                POWER OF ATTORNEY


               THIS  POWER  OF   ATTORNEY   is  dated  this  the  _____  day  of
_____________, 2000, by FIRST BANK, a North Carolina bank ("First Bank"), to be effective as of 2:00 p.m. on ______________, 2000.

                              W I T N E S S E T H:

               WHEREAS, First Bank and Bank of Davie ("Purchaser") have entered into a Purchase and Assumption Agreement dated as of ______________, 2000 (the "Agreement"), which provides for the sale by First Bank to Purchaser of certain Assets (as defined in the Bill of Sale); and

               WHEREAS, in a Bill of Sale to Purchaser dated ______________, 2000 (the "Bill of Sale"), First Bank has agreed, from time to time, at the request of Purchaser, to execute, acknowledge and deliver to Purchaser any and all instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to (i) transfer to Purchaser certain Assets being acquired by Purchaser pursuant to the Agreement, including loans and the collateral therefor to the extent of First Bank's interest in such collateral and files and records relating to such loans, (ii) enable Purchaser to bill, collect, service and administer the loans transferred thereby and (iii) give full force and effect to the intent and purpose of the Bill of Sale.

               NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, First Bank hereby irrevocably appoints and authorizes the President or any Vice President, or the Secretary or any Assistant Secretary, of Purchaser as its attorney-in-fact solely for the purpose of endorsing and recording, pursuant to the Bill of Sale, certificates of title for vehicles and similar documents, provided such power of attorney is not intended to and does not convey to Purchaser any right to endorse or record any documents of title relating to collateral other than collateral transferred pursuant to the Bill of Sale as described in the preceding paragraph.

               IN WITNESS WHEREOF, First Bank has caused this Power of Attorney to be duly executed by its duly authorized officer as of the day and year first above written.


                               FIRST BANK


                               By:            ______________________________

                               Name:          _________________________

                               Title:         _________________________

STATE OF ____________________  )
                               )                PROBATE
COUNTY OF __________________   )


               PERSONALLY APPEARED before me the undersigned witness and made oath that s/he saw the within named FIRST BANK, by ______________________, its ______________, sign, and as its act and deed deliver the within Power of Attorney and that s/he with the other witness whose name is subscribed above witnessed the execution thereof.


                                     WITNESS


                                     _________________________________________



Sworn to before me this _______ day of _______________, 2000.



__________________________________

Notary Public for  ______________________

My Commission Expires: ________________________


[NOTARIAL SEAL]

                                    EXHIBIT B

                                  BILL OF SALE


               THIS BILL OF SALE is dated this _____ day of ____________, 2000, by FIRST BANK, a North Carolina bank ("Seller").

                              W I T N E S S E T H:

               WHEREAS, Seller and Bank of Davie ("Purchaser"), a North Carolina savings bank, have entered into a Purchase and Assumption Agreement dated as of ______________, 2000 (the "Agreement"), which provides for the sale by Seller to Purchaser of certain personal property and loans related to Seller's office located in Carthage, North Carolina (the "Banking Center"), all as set forth in the Agreement;

               NOW, THEREFORE, Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, set over, convey and transfer to Purchaser all of its right, title and interest in and to the following assets (the "Assets"):

(a) all furniture, fixtures, leasehold improvements, equipment and other tangible personal property located on or affixed to the Real Property (as defined in the Agreement), except for those items listed in Schedule 1.1(b) of the Agreement;

(b) all of the loans maintained, serviced and listed in Seller's general ledger as loans of the Banking Center (except for those loans described in Section 1.4(b) of the Agreement), a list of such specific loans to be attached hereto on the Post-Closing Balance Sheet Delivery Date (the "Loans"); and

               (c) all of Seller's records related to the Loans, the Equipment Leases, the Deposit Liabilities and other liabilities (as such terms are defined or described in the Agreement).

               Seller, for itself and its successors and assigns, does hereby covenant and agree to and with Purchaser and its successors and assigns that it
(i) is seized of, and has the right to convey to Purchaser, such title to the Assets as is provided in the Agreement, (ii) will warrant and defend said title to the Assets in the manner provided in the Agreement, and (iii) shall, from time to time, at the request of Purchaser, execute, acknowledge and deliver to Purchaser any and all further instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to transfer the Assets to Purchaser, to enable Purchaser to bill, collect, service and administer the Loans and to give full force and effect to the full intent and purposes of this Bill of Sale.

               IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its duly authorized officers and its corporate seal to be affixed hereto, all as of the day and year first above written.


                               FIRST BANK


[CORPORATE SEAL]               By:     ______________________________

                               Name:   ______________________________

                               Title:  ______________________________
ATTEST:


_________________________

______________ Secretary

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


               THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this _____ day of ________________, 2000, by and between First Bank, a North Carolina bank ("Seller"), and BANK OF DAVIE, a North Carolina bank ("Purchaser").

                              W I T N E S S E T H:

               WHEREAS, Seller and Purchaser have entered into a Purchase and Assumption Agreement dated as of _________________, 2000 (the "Agreement"), which provides for the assignment by Seller of all of its rights and interests in and to certain leases, contracts, deposit accounts and other liabilities related to Seller's offices located in Carthage, North Carolina (the "Banking Center"), and the assumption by Purchaser of all of Seller's liabilities and obligations thereunder, all as set forth in the Agreement;

               NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged by Seller and Purchaser, Seller hereby assigns, transfers and sets over to Purchaser all of Seller's rights and interest to, and Purchaser does hereby assume all of Seller's liabilities and obligations in connection with, the following assets (the "Assets");

               (a) all equipment leases, except for leases listed on Schedule 1.1(b) of the Agreement, for equipment located at the Banking Center (the "Equipment Leases");

               (b) all deposit accounts located at the Banking Center, except for those deposit accounts and liabilities described in Section 1.3(b) of the Agreement (the "Deposit Liabilities"); and

               (c) the Safe Deposit Contracts (as defined in the Agreement).

               This Assignment and Assumption Agreement shall be binding upon, and shall inure to the benefit of Seller and Purchaser and each of their respective successors and assigns and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

               This Assignment and Assumption Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of North Carolina.

               IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this
Assignment and Assumption Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto, all as of the day and year first above written.


                                            FIRST BANK


[CORPORATE SEAL]                       By:  ________________________________


                                            Name:   ___________________________

                                            Title:  ___________________________

ATTEST:


________________________

______________ Secretary

                                            BANK OF DAVIE


[CORPORATE SEAL]                       By:  ________________________________


                                            Name:   ___________________________

                                            Title:  ___________________________
ATTEST:


_________________________

______________ Secretary

                                    EXHIBIT D

                                CLOSING STATEMENT


                 (Pre-Closing Balance Sheet as of _____________)



                 (Pre-Closing Balance Sheet as of _____________)


Cash due Purchaser for:

        Deposit Liabilities (including accrued interest)

        Pro rata Safe Deposit Contracts                      ___________

        Pro rata Real Property taxes                         ___________

        Deed stamps                                          ___________

        Total Cash due Purchaser:                            ___________

Cash due Seller for:

        Real and Personal Property                           ___________

        Coins and currency                                   ___________

        Premium on deposits                                  ___________

        Loans and other assets (including accrued interest)  ___________

        Pro rata FDIC insurance                              ___________

        Total Cash due Seller:
        Net Cash due (Purchaser) (Seller)                    ___________

               Seller hereby approves the Closing Statement and acknowledges receipt of the cash due Seller. Purchaser hereby approves the Closing Statement, acknowledges receipt of the cash due Purchaser and assumes liability for payment of all taxes and other expenses as provided for in the Purchase and Assumption Agreement between Seller and Purchaser dated as of _____________, 2000 (the "Agreement"). Seller and Purchaser agree to make subsequent adjustments to the extent necessary in accordance with Section 2.3 of the Agreement.



                  FIRST BANK


                  By:            ______________________________
                  Name:          ______________________________
                  Title:         ______________________________
                  Date:          ______________________________


                  BANK OF DAVIE


                  By:            ______________________________
                  Name:          ______________________________
                  Title:         ______________________________
                  Date:          ______________________________